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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  June 30, 2002
                Date of Report (Date of earliest event reported)


                              COYOTE VENTURES CORP.
             (Exact name of registrant as specified in its charter)



               NEVADA               000-33389             52-2268239
    (State or other jurisdiction (Commission File  (IRS Employer Identification
        of incorporation)            Number)
                 No.)




                PO BOX 73575, 1014 ROBSON STREET             V6E 4L9
                     VANCOUVER, BC, CANADA
          (Address of principal executive offices)          (Zip Code)



                                  604-721-6911
                                  ------------
               Registrant's telephone number, including area code



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

     None.


ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     The Company did not make the $50,000 payment to John D. MacPherson (the "Optionee") which was due on June 30, 2002 in order to maintain the Company's interest in the Flint Claim Group. As a result the Company no longer holds any interest in the Property. The Company had sought an extension of the payment date to August 31, 2002 in order to permit the Company to complete Phase II of the work program recommended on the property prior to making the payment. It was not practicable for the Company to complete the work program prior to June 30 because of snow conditions due to the high elevation of the property. The Company's geological consultant could not recommend that the Company make the required payment to maintain the option without the results of the completed second phase of the work program. The Company directors elected not to make the payment based on the advice of the geological consultant and will seek another property or business opportunity for the Company.


ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     None.


ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     None.


ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     None.


ITEM  6.  RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS

     None.


ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)     Financial  Statements  of  Business  Acquired.
     None.
(b)     Pro  forma  Financial  Information.
     None.
(c)     Exhibits.
     None.


ITEM  8.  CHANGE  IN  FISCAL  YEAR

     None.


                                                                  2

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ITEM  9.  REGULATION  FD  DISCLOSURE

     None.

                                                                  3

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COYOTE  VENTURES  CORP.

Date:  July  8,  2002
                                    By:  /s/ SCOTT C. HOUGHTON
                                       ------------------------
                                        SCOTT C. HOUGHTON
                                        PRESIDENT